*090303*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Change Pursuant to NRS 78.209

| Filed in the office of | Document Number |
| --- | --- |
| Barbara K. Cegavske (signature) | 20160163247-62 |
| Barbara K. Cegavske | Filing Date and Time |
| Secretary of State | 04/11/2016 1:50 PM |
| State of Nevada | Entity Number |
| | E0478562014-2 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

XFit Brands, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of common stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,250,000,000 shares of common stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each share of common stock will be split and converted into 5 shares of common stock. Prior to the change, 4,118,500 shares of common stock were issued; after the change 20,592,500 shares will be issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date and time of filing: (optional) Date: April 15, 2016 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X (signature)

Signature of Officer

Chief Executive Officer

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*